Exhibit 10.8

VOTING AGREEMENT

This Voting Agreement (this "Agreement"), is dated as of February 27, 2015, by and between. Principio Management LLC (“Principio”) and 77727111, LLC (“7772711”).

WHEREAS, Principio is the owner of 9,499,657 shares of Class A Common Stock of RMR Industrials, Inc., a Nevada corporation (the "Company"), and 77727111 is the owner of 10,791,701 shares of Class A Common Stock of the Company; and

WHEREAS, Principio and 77727111 (collectively, the “Stockholders”) wish to enter into an agreement which provides for the voting of their respective shares of Class A Common Stock (the “Shares”), until such time as the Stockholders sell their respective Shares into the public market or as otherwise provided in this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Voting of Shares

Each of the Stockholders agrees to vote all of its Shares, from time to time and at all times in whatever manner shall be necessary to ensure that upon any action requiring the vote of the shares of the Class A Common Stock of the Company, in the same manner and unanimously as agreed upon by both Stockholders.

2.             No Inconsistent Agreements.

Each of the Stockholders agrees that they will not, and will not permit any entity under either of the Stockholders’ control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than as set forth in this Agreement.

3.             Additional Shares.

Each of the Stockholders agrees that to the extent any of the Stockholders purchase additional shares of Class A Common Stock, acquire the right to vote shares of Class A Common Stock, or otherwise acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Class A Common Stock after the execution of this Agreement, such shares of Class A Common Stock shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

4.             Termination.

This Agreement shall terminate upon the occurrence of any of the following events:

(a)	the bankruptcy or dissolution of the Company;

(b)	the death or incapacity of either of the Stockholders;

(c)	the execution of a written instrument terminating this Agreement by the Stockholders; or

(d)	ten years following the date of execution of the Agreement.

5.             No Agreement as Director or Officer.

Neither of the Stockholders makes any agreement or understanding in this Agreement in the Stockholders’ capacity as a director or officer of the Company or any of its subsidiaries (if any Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by any of the Stockholders in such Stockholders’ capacity as a director or officer, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict any Stockholders from exercising such Stockholders’ fiduciary duties as an officer or director to the Company or its stockholders.

6.             Other Rights. Except as provided by this Agreement, the Stockholders shall exercise the full rights of a stockholder of the Company with respect to their respective Shares.

7.             Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party's seeking or obtaining such equitable relief.

8.             Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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9.             Miscellaneous.

(a)                This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Nevada.

(b)               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(c)                If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(d)               This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(e)                Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(f)                The provisions of this Agreement shall be binding upon the successors in interest to any of the Shares.

(g)                All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)               Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Any assignment contrary to the provisions of this section shall be null and void.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Principio Management LLC
By: _/s/ Gregory Dangler Gregory Dangler, Managing Member

77727111, LLC
By: /s/ Chad Brownstein Chad Brownstein, Managing Member

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